UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2015

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of G. Robert Ayd as President and William McGrath as Executive Vice President and Chief Financial Officer

Effective as of Thursday, March 26, 2015, two of our named executive officers, G. Robert Ayd, President, and William McGrath, Executive Vice President and Chief Financial Officer, are no longer with EVINE Live Inc. (the “Company”). Both executives are eligible to be paid severance in accordance with the Executives’ Severance Benefit Plan.

(c)	Appointment of Tim Peterman as Chief Financial Officer

The Board of Directors of the Company has appointed Tim Peterman to serve as the Company’s Executive Vice President and Chief Financial Officer, commencing March 30, 2015.

Mr. Peterman, age 47, is a CPA with more than 20 years of financial experience in public and private enterprises in media and ecommerce. Since 2011, Mr. Peterman has served as Chief Operating Officer and Chief Financial Officer for The J. Peterman Company, an ecommerce apparel brand. From 2009 to 2011, he served as Chief Operating Officer and Chief Financial Officer of Synacor, a media technology company. Previously, Mr. Peterman served almost six years at The E.W. Scripps Company in various senior roles, including Senior Vice President of Corporate Development. From 1999 to 2002, he was Chief Operating Officer and Chief Financial Officer of IAC’s broadcasting and cable divisions. Mr. Peterman also spent almost six years in senior financial roles at the Tribune Company. Mr. Peterman began his career at KPMG in Chicago in 1989. He is a graduate of the University of Kentucky.

There are no arrangements or understandings between Mr. Peterman and any other person(s) pursuant to which Mr. Peterman was or is to be selected as an officer of the Company. There are no family relationships between Mr. Peterman and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no current or proposed transactions in which Mr. Peterman or any related person of Mr. Peterman has an interest that are required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with his appointment, Mr. Peterman entered into an employment offer letter dated March 20, 2015 (the “Offer Letter”). The Offer Letter provides for an initial base salary of $350,000 per year and a signing bonus of $15,000. Mr. Peterman received an award of performance share units and options to purchase shares of the Company’s common stock under the Company’s 2011 Omnibus Incentive Plan with a fair value of approximately $297,500. He will be eligible to participate in the Company’s annual cash incentive plan as in effect from time to time. Mr. Peterman will also be eligible to participate in the Company’s employee benefit programs offered to other senior executives. In addition, when Mr. Peterman relocates to the Eden Prairie, Minnesota area, he will be eligible to participate in the Company’s executive relocation program.

Item 8.01.	Other Events.

On March 26, 2015, the Company issued a press release relating to the matters described under Item 5.02 above. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Offer Letter, dated March 20, 2015, by and between EVINE Live Inc. and Tim Peterman.

99.1	Press Release, dated March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 26, 2015		EVINE Live Inc.

	By:	/s/ Mark Bozek
Mark Bozek
Chief Executive Officer

EXHIBIT INDEX

No.	Description

10.1	Employment Offer Letter, dated March 20, 2015, by and between EVINE Live Inc. and Tim Peterman.

99.1	Press Release, dated March 26, 2015.